                                                                    EXHIBIT 10.4

                                VOTING AGREEMENT

              VOTING AGREEMENT (this "Agreement"), dated March 13, 1999 by and between El Paso Energy Corporation, a Delaware corporation ("Parent"), and Ronald L. Kuehn, Jr. ( the "Stockholder").

                                    RECITALS

              A. Parent and Sonat Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan Merger of even date herewith (the "Merger Agreement") providing for, among other things, a business combination between Parent and the Company.

              B. As of the date of this Agreement, the Stockholder owns beneficially and of record the shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock"), set forth opposite his name on Exhibit A (the shares of Company Common Stock owned by the Stockholder are referred to as the "Owned Shares").

              C. As an inducement and a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement.

              D. Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

              E. This Agreement and the Merger Agreement are being entered into simultaneously.

              NOW, THEREFORE, in consideration of the execution and delivery by Parent of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, and intending to be legally bound hereby, the parties agree as follows:

              1. Voting Agreement. The Stockholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company (a "Company Stockholders' Meeting"), however called, and at every adjournment or postponement thereof, he shall (i) appear at the meeting or otherwise cause his Owned Shares, together with any shares of Company Common Stock acquired by him after the date of this Agreement, whether upon the exercise of options, conversion of convertible securities or otherwise (such acquired shares, together with the Owned Shares, are referred to herein as the "Shares"), to be counted as present thereat for purposes of establishing a quorum, or (ii) vote his Shares, or cause his Shares to be voted, in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and any action required in furtherance thereof, if the Merger Agreement (as in effect as of the date hereof and amendments thereto that do not effect a change to the transactions contemplated thereby as of the date hereof that would materially and adversely affect the Stockholder) and the transactions contemplated thereby are presented at the Company Stockholders' Meeting.

              2. Irrevocable Proxy. As security for the Stockholder's obligations under Section 1 hereof, the Stockholder hereby irrevocably constitutes and appoints Parent as his attorney and proxy in accordance with the provisions of Section 212(c) of the DGCL, with full power of substitution and resubstitution, to vote the Shares at any Company Stockholders' Meeting, however called, as and to the extent provided in clauses (i) and (ii) of
Section 1 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes all other proxies and powers of attorney with respect to his Shares that he may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted (and if granted, shall not be effective) by the Stockholder with respect thereto, other than for the sole purpose of voting Shares as contemplated by Section 1 hereof.

              3. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

              4. Representations and Warranties of Parent. Parent represents and warrants to the Stockholder as follows:

              (a) Organization; Due Authorization; Enforceability. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

              (b) No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Parent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Parent is a party or by which its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of Parent to perform its obligations hereunder.

              5.  [Intentionally Omitted.]

              6. Covenants. The Stockholder hereby covenants and agrees as follows:

              (a) The Stockholder hereby agrees that, while this Agreement is in effect, and except as contemplated hereby, (i) not to grant any proxies, powers of attorney or other authorization or consent, deposit any shares of capital stock of the Company into a voting trust or enter into a voting agreement with respect to any such Shares and (ii) not to take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his obligations under this Agreement.

              (b) The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of new shares of capital stock acquired by the Stockholder, if any, after the date of this Agreement.

              (c) The Stockholder shall immediately cease any discussions or negotiations with any parties other than Parent that may be ongoing with respect to a Takeover Proposal. While this Agreement is in effect, the Stockholder shall not (i) solicit, initiate or encourage any inquiries or the making of any Takeover Proposal, or (ii) participate in any discussions or negotiations regarding any Takeover Proposal, except to the extent such discussions or negotiations are participated in by the Stockholder in his capacity as a director or officer of the Company in accordance with the terms of the Merger Agreement.

              7.  Miscellaneous.

              (a) Fees and Expenses. Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

              (b) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

              (c) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF

DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

              (d) Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                             If to the Stockholder:
                             to the address set forth beneath
                             the name of the Stockholder on
                             Exhibit A

                             If to Parent:

                             El Paso Energy Corporation
                             1001 Louisiana Street
                             Houston, Texas 77002
                             Attention: General Counsel
                             Telecopy No: (713) 420-4993

                             With a copy to:

                             Fried, Frank, Harris, Shriver & Jacobson
                             One New York Plaza
                             New York, New York  10004
                             Attention:  Gary P. Cooperstein, Esq.
                                               Warren de Wied, Esq.
                             Telecopy No.:  (212) 859-4000

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

              (e) Assignment; Binding Effect; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

              (f) ENFORCEMENT. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT, SUBJECT TO THE NEXT SENTENCE,THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF DELAWARE OR A DELAWARE STATE COURT.

              (g) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

              IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                   EL PASO ENERGY CORPORATION

                                   By: /s/ Britton White Jr.
                                      ----------------------------------
                                        Name:  Britton White Jr.
                                        Title: Executive Vice President

                                        /s/ Ronald L. Kuehn, Jr.
                                        --------------------------------
                                        Ronald L. Kuehn, Jr.

                                                                      EXHIBIT A

                              RONALD L. KUEHN, JR.
                              SHARES OF SONAT INC.
                                  COMMON STOCK


DIRECT                                                     4,654

RESTRICTED                                               118,400

SONAT SAVINGS PLAN                                        53,455